EXHIBIT 10.1

Citibank Europe PLC, UK Branch, as Administrative Agent

    for the Lenders party to the Credit Agreement

    referred to below

Ladies and Gentlemen:

Each of the undersigned Lenders (each such Lender, an “Extending Lender”) hereby agrees to extend, effective 4 February 2020, its Commitment and the Maturity Date under the Credit Agreement, dated as of 12 February 2013 (as amended or modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Philip Morris International Inc. (“PMI”), the Lenders party thereto and Citibank Europe PLC, UK Branch (legal successor to Citibank International Limited), as Administrative Agent, for an additional 364-day period to 2 February 2021 pursuant to Section 2.19 of the Credit Agreement.

Effective 4 February 2020 Schedule 4 Revolving Credit Commitments is hereby deleted in its entirety and is replaced with Schedule 4 Revolving Credit Commitments attached hereto subject to the addition of one or more Assuming Lenders prior to the Maturity Date, provided that total aggregate Revolving Credit Commitments shall in no event exceed $2,000,000,000.

Effective upon the due execution and delivery of this Amendment and Extension Agreement by the Required Lenders pursuant to Section 9.1 of the Credit Agreement, the Credit Agreement is hereby amended as follows: (i) the definitions of “Consolidated EBITDA” and “Consolidated Interest Expense” in Section 1.1 are deleted in their entirety, (ii) Section 5.1(b) Maintenance of Ratio of Consolidated EBITDA to Consolidated Interest Expense is deleted in its entirety and replaced with: “Intentionally Omitted.”, (iii) Section 5.1(c)(v) is deleted in its entirety and replaced with: “Intentionally Omitted.” and (iv) Section 6.1(c)(i) is deleted in its entirety and replaced with: “any term, covenant or agreement contained in Section 5.2(b),”.

Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and are hereby ratified and confirmed.

This Amendment and Extension Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment and Extension Agreement may be signed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature pages omitted]